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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of CompuCredit Corporation for the registration of 30,000 shares of its Series A preferred stock and to the incorporation by reference therein of our report dated March 26, 2002, with respect to the consolidated financial statements of CompuCredit Corporation and subsidiaries included in its Annual Report Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG LLP

Atlanta, Georgia
April 15, 2002

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Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS